AVID DRAFT JUNE 29, 1998
       GEMINI-NT FILE CLIENT SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT
       -----------------------------------------------------------------

     AUGMENT SYSTEMS, Inc., a Delaware corporation with its principal place of business located at Two Robbins Road, Westford, MA 01886-4113 ("Augment"), hereby agrees to license certain Software (as that term is herein defined) to Avid Technology, Inc., a Delaware corporation with a place of business located at Metropolitan Technology Park, One Park West, Tewksbury, MA 01876 ("Avid") pursuant to the terms and conditions set forth herein, all as of June 30, 1998.

     Whereas, Augment has developed certain proprietary software for the transfer and storage of large files over local and wide area networks;

     Whereas, Avid is interested in developing a real-time video shared storage subsystem and has evaluated the feasibility of using and/or modifying Augment's proprietary software for use in such a shared storage system;

     Whereas, Avid wishes to license certain of Augment's proprietary software for the purpose of this product development;

     Now Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree:

Section 1.  DEFINITIONS.

     The following italicized terms shall have the correspondent meanings set forth below.

     "Agreement" shall mean this Gemini-NT File Client Software License and Distribution Agreement and any schedules hereto, including any amendments, revisions, additions, or deletions thereto.

     "Avid Derived Works" shall mean modifications based upon or derivative works of the Software in any form.

     "Augment Field of Use" shall mean the Geographical Information Systems Field of Use, the Medical Imaging Systems Field of Use and the Printing and Publishing Field of Use, but shall not include the Avid Field of Use.

     "Avid Field of Use" shall mean software,  systems and processes relating to
     (i) the capture, creation, manipulation, storage, transmission, management and/or display of film, video or other motion images or audio (including, without limitation, still-frame images intended to be used in motion images); or (ii) news or broadcast production. The Avid Field of Use shall not include the Augment Field of Use.

     "Binary Code" shall refer to copies of the Software, including any Software incorporating Avid Derived Works, in binary language, stored in whatever media.

     "Bug"  shall  mean  any  error  in  the  Software  which  causes   repeated
     malfunctions in the operations or functions of the Software.



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     "Designated  Location"  shall mean Avid's current  facility at Metropolitan
     Technology Park, One Park West, Tewksbury, MA 01876, other Avid research and development sites identified on Schedule D hereto, and such other locations at which Avid shall conduct research and development from time to time, provided, however, that no Designated Location (other than the Designated Locations identified on Schedule D) shall be outside of the United States.

     "Geographical Information Systems Field of Use" shall mean the following processes or activities which utilize a large database of terrain data and scan, digitize, or enhance for analysis, including but not limited to photogrammetry, land visualization, satellite image acquisition and enhancement, spatial information systems, digital orthophoto, digital image acquisition, mapping, and aerial photography.

     "Independent Contractor" shall mean any Person (other than employees of Avid) to whom Avid grants access to the Source Code.

     "Medical Imaging Systems Field of Use" shall mean the following processes or activities which utilize a large database of computer enhanced two-dimensional or three-dimensional data for medical analysis, including but not limited to MRI, CT, radiology (x-ray), radiology information systems, healthcare information systems, nuclear medicine, ultrasound, cine imagery, teleradiology, picture archiving and communications systems, mini-PACS, digital imaging communications in medicine, and diagnostic viewing.

     "Person" shall mean and include any individual, partnership, joint venture, firm, limited liability company, corporation, association, trust, or other enterprise, or any entity or agency of local, state, federal, or foreign government.

     "Printing and Publishing Field of Use" shall mean processes or activities which utilize a database of image and text data, and which data is scanned, digitized, manipulated or enhanced for display or printing in the following industries: newspapers (SIC 2711); periodicals (SIC 2721); book publishing (SIC 2731); book printing (SIC 2732); miscellaneous publishing (SIC 2741); commercial printing, lithographic (SIC2752); commercial printing, gravure (SIC 2754); commercial printing, n.e.c. (SIC 2759); manifold business forms (SIC 2761); greeting cards (SIC 2771); blankbooks and loose-leaf binders (SIC 2782); bookbinding and related work (SIC 2789); printing trade services (SIC 279); in-house printing; in-plant printing; graphic design; advertising design (SIC 731).


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     "Proprietary  Information"  shall have the  meaning  ascribed  to it in the
     Bilateral  Confidentiality  Agreement by and between  Augment and Avid (the
     "Confidentiality  Agreement"),   attached  as  hereto  as  Schedule  B  and
     incorporated into this Agreement.

     "Software" shall mean each computer program described in Schedule A to this Agreement.

     "Source Code" shall refer to copies of the Software in any source code language, in whatever form.

Section 2.  GRANT OF SOURCE CODE LICENSE.

(a) Augment hereby grants to Avid a non-exclusive, irrevocable, perpetual license to use, modify, copy, or make derivative works of the Source Code to the extent expressly provided in this Section 2 and solely at the Designated Location for the consideration set forth in Section 2(c) and subject to the terms and conditions otherwise set forth in this Agreement (the "Source Code License"). Subject to the terms and conditions of this Agreement, Augment further grants to Avid a non-exclusive, irrevocable, perpetual license under any patents, copyrights, trade secrets or other intellectual property rights owned or licensed by Augment at any time during the terms of this Agreement to the extent necessary to exercise any right and license granted under this Agreement. The Source Code License is non-transferable, non-assignable, and without the right to sub-license, except in connection with the sale to any Person (a "Permitted Sublicensee") of a line of Avid's business that includes the transfer of substantially all rights in one or more products related to the Software and all obligations under this Agreement. Notwithstanding any other provision in this Agreement, the Source Code License shall not include any right to market, distribute, or publicly perform or display any form of the Source Code, or to make the Source Code available to any Person that is not an employee or an Independent Contractor or Permitted Sublicensee of Avid modifying or making derivative works of the Software on behalf of Avid.

(b)  RIGHTS GRANTED BY THE SOURCE CODE.

         (i) Avid shall exclusively own all right, title, and interest in any Avid Derived Works of the Source Code and associated Binary Code only to the extent of Avid's modifications or alterations to the Source Code.

         (ii) Avid agrees to give notice of Augment's proprietary interest in the Software and the provisions of this Agreement to any Avid employee to whom the Source Code is made available. Avid shall require any Independent Contractor granted access to or information about the Source Code to execute a Non-Disclosure Agreement containing substantially the provisions in the form attached as Schedule C.

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         (iii)  In no case shall Avid have any  ownership  interest in Augment's
                SOURCE CODE OR preexisting work embodied in the Software, nor shall any aspect of the Source Code License affect the scope,
                duration,   ownership,   or  substance  of  Augment's  ownership
                interest in the SOURCE CODE OR THE Software.

(c) Consideration. As consideration for the Source Code License, Avid agrees to pay to Augment, upon the execution of this Agreement by both parties, one hundred thousand dollars (US $100,000.00) (the "Source Code Consideration"). The Source Code Consideration shall take the form of a check or wire transfer to a financial institution of Augment's selection and the delivery thereof shall be a condition precedent to Augment's obligations under the Source Code License.

(d) Change of Designated Location. Upon the written request of Augment, Avid shall provide Augment with a list of the Designated Locations where the Source Code is maintained.

(e) Acknowledgment of Source Code. Upon receipt of the Source Code, Avid shall sign a hard copy reproduction of the Source Code acknowledging receipt of the Source Code.

(f) Bug Notification. For a period of one year from the date of execution of this Agreement and to the extent reasonably practicable, Avid and Augment agree to notify each other of any Bugs discovered by the respective parties or by any third party with access to the Software acting on such party's behalf. Such notification shall include any available information on conditions under which the Bug arises and any other relevant data concerning the existence of such Bug.

Section 3.  GRANT OF BINARY CODE LICENSE.

(a) Except as provided in Section 10(e) of this Agreement, Augment grants to Avid a non-exclusive worldwide irrevocable perpetual license to use, copy, modify, prepare derivative works of, market, distribute, sell and sublicense the Binary Code (including any Binary Code incorporating Avid Derived Works) for the consideration set forth in Section 3(d)(i) and (ii), subject to the terms and conditions otherwise set forth in this Agreement (the "Binary Code License"). The Binary Code License permits Avid to license the Binary Code to end-users, resellers, distributors, VARs, and OEMs. Such resellers, distributors, VARs, and OEMs may grants sublicenses to end users. Within forty-five (45) days of the end of each calendar quarter, Avid agrees to provide Augment a report indicating royalties due and payment received of or for all licenses granted during such calendar quarter.


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


(b) Avid hereby grants to Augment (and any certified public accountant designated by Augment) the right to audit Avid's books and records relative to the Binary Code License on reasonable prior written notice and during Avid's normal business hours. Such audits shall not take place more than twice per calendar year. In the event that such review determines that Avid has underrepresented licensing royalties by more than ten percent (10%) in any period, Avid shall assume the reasonable cost of such review, and, in addition to the royalties due, shall immediately pay to Augment a late payment charge of 1.5% per month based on royalties due.

(c) All Avid licenses or sub-licenses of Binary Code shall contain customary prohibitions against the sublicensee's decompilation and modification of the Software, except to the extent that such prohibitions are restricted by law.

(d)  Consideration.

         (i) Binary Code Royalty. As consideration for the Binary Code License, and subject to the provisions of Sections 3(d)(iii) and 3(d)(iv) of this Agreement, Avid agrees to pay Augment a royalty (the "Binary Code Royalty") on all of Avid's sublicenses of the Software (including on sublicenses granted by VARs, OEMs, resellers, and distributors insofar as such VARs, OEMs, resellers, or distributors copy the Binary Code and distribute such copies, and do not merely sublicense copies of the Binary Code as provided by Avid), based upon the following marginal rate schedule. Only one (1) royalty payment per copy of the Software shall be due. Payments shall be due within forty-five (45) days of the end of each calendar quarter in which such sublicenses were granted. Avid shall be entitled to grant up to seventy five (75) sublicenses of the Software for evaluation, demonstration, or similar purposes without the payment of the Binary Code Royalty hereunder.


               COPY SUB-LICENCED          MARGINAL BINARY CODE ROYALTY
               -----------------          ----------------------------
            Copy #1 through #4,999            US $ 100.00 per copy
          Copy #5,000 through #9,999           US $75.00 per copy
         Copy #10,000 through #12,499          US $50.00 per copy
           Copy # 12,500 or greater            US $0.00 per copy



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

                For example, if Avid sublicensed 13,100 copies of the Binary Code, the total Binary Code Royalty owed to Augment would be US $999,775 ($499,900 for copies 1 through 4,999; $374,925 for copies 5,000 through 9,999; $124,950 for copies 10,000 through 12,499; and $0 for copies 12,500 through 13,100).

         (ii) Incremental Royalty on Certain Sales. As further consideration for the Binary Code License, in the event that Avid or any Avid VAR, OEM, reseller, or distributor sublicenses the Binary Code (including any Binary Code incorporating Avid Derived Works) or the Mac Software (as defined below) or any derivations of the Mac Software created by or on behalf of Avid for use primarily in the Augment Field of Use, Avid agrees to pay Augment (in addition to the royalty set forth in Section 3(d)(i) above), an incremental royalty on each such sublicense in the amount of two thousand dollars (US $2,000) within thirty (30) days after written notification thereof from Augment. In the event Augment does not so notify Avid within one hundred eighty (180) days of the sublicense or thirty days after the date that Augment receives actual notice of such sublicense, whichever is earlier, then no incremental royalty will be required to be paid.

         (iii) Entertainment Market Buyout. At any time prior to 5:00 pm on December 31, 1998, Avid, in its sole discretion, may elect to make a lump sum payment (the "Entertainment Buyout") of two hundred and fifty thousand dollars (US $250,000) ("Entertainment Buyout Fee") in lieu of the Binary Code Royalty for sub-licenses of the Binary Code in the Avid Field of Use. If Avid elects to pay the Entertainment Buyout Fee, the Binary Code License in the Avid Field of Use shall thereafter be fully paid up and royalty free for an unlimited number of copies. Election of the Entertainment Buyout shall be effective upon Augment's receipt of the Entertainment Buyout Fee; Augment's failure to receive the Entertainment Buyout Fee by 5:00 pm on December 31, 1998 shall constitute a waiver of the Entertainment Buyout.

         (iv) `Other Market' Buyout. At any time prior to 5:00 pm on December 31, 1998, Avid, in its sole discretion, may elect to make a lump sum payment of two hundred and fifty thousand dollars (US $250,000) ("`Other Market' Buyout Fee") in lieu of the Binary Code Royalty for sub-licenses of the Binary Code to all markets except

                    (A) the Augment Field of Use; and

                    (B) the Avid Field of Use.


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

                If Avid elects to pay the `Other Market' Buyout, all sub-licenses of Binary Code in all markets other than those listed in this Section 3(iv)(A) and (B) shall thereafter be fully paid up and royalty free for an unlimited number of copies. Election of the `Other Market' Buyout shall be effective upon Augment's receipt of the `Other Market' Buyout Fee; Augment's failure to receive the `Other Market' Buyout Fee by 5:00 pm on December 31, 1998 shall constitute a waiver of the `Other Market' Buyout.

         (v) The parties acknowledge and agree that Augment and Polybus Systems Corporation ("Polybus") are parties to a certain agreement dated August 1, 1996 (the "Polybus Agreement") related to the development and license of Augment's existing AFX 410 network file server system (the "AFX Software"). The Polybus Agreement contains a certain non-competition provision pursuant to which Polybus agreed not to license, sell, or transfer the AFX Software to any party for a purpose that competes with Augment in the Printing and Publishing Field of Use without the express written consent of Augment (the "Polybus Non-compete"). Avid and Polybus are presently negotiating an agreement regarding the license, modification and distribution of a certain computer program (the "Mac Software") which implements a Macintosh file system client and was derived from the AFX Software. Augment agrees that the Polybus Non-compete shall not apply to Avid or Polybus with respect to any license, sale, or transfer of the Mac Software by Avid in the Augment Field of Use, provided that any such license, sale, or transfer shall be governed by the terms of
                 Section 3(d)(ii) above.

Section 4.  OWNERSHIP OF THE SOFTWARE.

(a) Avid acknowledges that all right, title and interest, including all patents, copyrights, and trade secret rights, in the Software (except for Avid's right to ownership of the Avid Derived Works expressly set forth in Section 2(a)(i)) are the exclusive property of Augment or its assigns. Avid further acknowledges that nothing contained in this Agreement shall be construed to convey any rights or proprietary interest in the Software, other than the specific licenses granted hereunder. Avid covenants that it shall not, at any time, challenge or contest the validity, ownership, title in and to the Software (except for Avid's right to ownership of the Avid Derived Works expressly set forth in Section 2(a)(i)) or the validity of the Agreement. Avid agrees to execute any documents that Augment may reasonably request from time to time so as to ensure that all right, title, and interest in and to the Software (except for Avid's right to ownership of the Avid Derived Works expressly set forth in Section 2(a)(i)) resides in Augment.


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(b)      Augment acknowledges that all right, title and interest,  including all patents, copyrights, and trade secret rights, in the Avid Derived Works (except for Augment's right to ownership of the preexisting works embodied in the Software) are the exclusive property of Avid or its assigns. Augment further acknowledges that nothing contained in this Agreement shall be construed to convey any rights or proprietary interest in the Avid Derived Works. Augment covenants that it shall not, at any time, challenge or contest the validity, ownership, title in and to the Avid Derived Works (except for Augment's right to ownership of the preexisting works embodied in the Software) or the validity of the Agreement. Augment agrees to execute any documents that Avid may reasonably request from time to time so as to ensure that all right, title, and interest in and to the Avid Derived Works (except for Augment's right to ownership of the preexisting works embodied in the Software) resides in Avid.

Section 5.  SOFTWARE SUPPORT.

         Augment agrees to provide a total of twenty (20) hours of telephone support service ("Telephone Support") to assist Avid in development of Avid Derived Works, without additional cost to Avid. This Telephone Support shall consist of not more than five (5) hours of service in any seven (7) day period, and in any event shall be concluded (whether or not all 20 hours are requested or provided) no later than three (3) months from the date hereof. In addition, Augment will make available to Avid an Augment representative who is reasonably knowledgeable and trained in the operation of the Software (the "Representative") who will assist Avid with installation of the Software for a period of two
         (2) consecutive days. Such Representative shall, in Augment's sole discretion provide service to Avid either at Augment's facility in San Diego, California, or at the Designated Location.

Section 6.  AUGMENT INDEMNIFICATION.

(a) Augment shall defend or, at its option, settle (with Avid's written consent, which shall not be unreasonably withheld), any claim or proceeding brought against Avid to the extent that it is based on an assertion that the Software, as provided to Avid, infringes any patent, copyright, trade secret or other intellectual property right of any third party and shall indemnify Avid against all costs, damages, and expenses (including reasonable attorneys fees) finally awarded against Avid which result from any such claim, provided that Avid shall notify Augment promptly in writing of any such claim or proceeding and gives Augment full and complete authority, information, and assistance to defend such claim or proceeding, and further provided that Avid gives Augment sole control of the defense of any such claim or proceeding and all negotiations for its compromise or settlement. No delay on the part of Avid in notifying Augment shall relieve Augment from any obligation hereunder unless (and then solely to the extent) Augment thereby is prejudiced. Should any Software, as

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         provided  by  Augment,  become,  or in  Augment's  opinion be likely to become, the subject of a claim of infringement, Augment shall have the right, at Augment's option and expense:

         (i)  to procure for Avid the right to continue using it; or

         (ii) to  replace  or  modify  it  with  a  non-infringing   version  of
              substantially equivalent function and performance.

(b) Augment shall have no liability or obligation to Avid hereunder for any infringement to the extent based upon:

         (i) the combination of the Software with other products not produced by Augment if such infringement would not have arisen but for such combination;

         (ii) any use of Software in the practice of a process not authorized pursuant to this Agreement; or

        (iii) modifications by Avid to the Software if such infringement would not have arisen but for such modifications.

(c) Augment shall have no obligation for any costs incurred by Avid without Augment's prior written authorization. In no event shall Augment's liability to indemnify Avid hereunder exceed the amounts paid by Avid to Augment for the infringing Software. In the event that Avid incurs or suffers any costs, damages, liabilities or expenses in excess of Augment's indemnification obligation ("Infringement Costs"), the total amount of such Infringement Costs shall be treated as prepaid royalties under Section 3(d) hereof.

Section 7.  AVID INDEMNIFICATION.

(a) Avid shall defend or, at its option, settle (with Augment's written consent, which shall not be unreasonably withheld), any claim or proceeding brought against Augment to the extent that it is based on an assertion that Avid Derived Works infringe any patent, copyright, trade secret or other intellectual property right of any third party and shall indemnify Augment against all costs, damages, and expenses (including reasonable attorneys fees) finally awarded against Augment which result from any such claim, provided that Augment shall notify Avid promptly in writing of any such claim or proceeding and gives Avid full and complete authority, information, and assistance to defend such claim or proceeding, and further provided that Augment gives Avid sole control of the defense of any such claim or proceeding and all negotiations for its compromise or settlement. No delay on the part of Augment in notifying Avid shall relieve Avid from any obligation hereunder unless (and then solely to the extent) Avid thereby is prejudiced.

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

(b) Avid shall have no liability or obligation to Augment hereunder for any infringement to the extent based upon:

     (i)      to the extent based on the Software as provided by Augment;

     (ii) the combination of the Avid Derived Software with other products not manufactured, sold or licensed by Avid if such infringement would not have arisen but for such combination;

     (iii) modifications to Avid Derived Software not made or authorized by Avid if such infringement would not have arisen but for such modifications.

(c) Avid shall have no obligation for any costs incurred by Augment without Avid's prior written authorization.

Section 8.  Warranty; Disclaimers; Limitation of Liability.

(a) Augment and Avid warrant and represent to one another that that they have the right, power, and authority to enter into this Agreement; that this Agreement has been duly executed and delivered; and that this Agreement does not contravene any other agreement to which either Augment or Avid is party or either of their charters or organizational documents.

(b) Augment further represents and warrants to Avid as follows:

         (i) Augment has full and exclusive right to grant all licenses and rights granted herein, and that the Software does not infringe any patents, copyrights, trade secrets, or other proprietary rights of any third party; and

         (ii) The Software shall conform in all material respects to the specifications and functions set forth in Schedule A.

(c) EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8, AUGMENT SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION, MERCHANTABILITY, DESIGN, OPERATION, OR FITNESS FOR A PARTICULAR PURPOSE OF THE SOFTWARE OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL OR WRITTEN, WITH RESPECT TO THE SOFTWARE.

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

(d) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR TORT DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 9.  PROPRIETARY RIGHTS; NON-DISCLOSURE.

(a) The terms and conditions of the Confidentiality Agreement are incorporated herein by reference and shall govern the disclosure of Proprietary Information by one party to the other party hereunder. Notwithstanding the terms of the Confidentiality Agreement, each party shall have the right and license to use the other party's Proprietary Information to the extent provided by Licenses herein for the purposes of this Agreement.

(b) Each party's obligations to protect the confidential and proprietary nature of Proprietary Information shall survive any termination or expiration of these licenses for any reason.

Section 10.  TERMINATION.

(a) This Agreement shall be effective on the date first above written and shall remain in force until terminated as provided below.

(b) Avid, at its option, shall have the right to terminate this Agreement at any time. Any such termination shall be made by written notice to Augment and shall become effective thirty (30) days after giving such notice.

(c) If Avid fails to make payments as provided herein, or in the event of a material and continuing breach by Avid of its obligations, Augment may serve written notice of a breach upon Avid which identifies the breach. With respect to a payment breach or a breach of the Confidentiality Agreement, unless such breach is cured to both parties' reasonable satisfaction within ten (10) business days from receipt of notice by Avid, Augment may thereupon, at its option (which shall be exercised within one hundred twenty (120) days of service of such notice of breach), immediately terminate this Agreement. With respect to non-payment breaches by Avid that do not relate to violations of the Confidentiality Agreement, unless such breach is cured to both parties' reasonable satisfaction within thirty (30) calendar days from receipt of notice by Avid, Augment, at its option (which shall be exercised within one hundred twenty days of service of notice of such breach) may immediately terminate this Agreement.

(d) Termination of this Agreement for any reason will not excuse Avid of its obligations to make payments due under this Agreement nor shall it terminate the effectiveness of any term of this Agreement that specifically survives the Agreement's termination. Upon termination of this Agreement for any reason, Avid shall promptly return (or, at

     Augment's election, destroy) all Proprietary Information relating to the Source Code, the Object Code, or the Software, in any form; provided however that if the Agreement is terminated by Avid solely on the basis of
     Section 10(b), Avid may retain one copy of the Software in Source Code form subject to all of the restrictions set forth in this Agreement, but without the right to modify, alter, or make derivative copies of the Source Code.

(e) In the event that Avid willfully or repeatedly markets Avid Derived Works or targets for marketing efforts Avid Derived Works in the Augment Field of Use, Augment shall have the option, which may be exercised in its sole discretion, to terminate this Agreement upon not less than 10 business days' notice to Avid.

Section 11.  FREEDOM OF INDEPENDENT DEVELOPMENT

     Nothing in this Agreement shall be construed as prohibiting or restricting either party from independently developing or acquiring and marketing materials or programs that are competitive with the Software except as otherwise expressly provided herein; provided, however, that nothing in this Section 11 shall grant to Avid a property interest in any of Augment's copyrights, trademarks, patents, or trade secrets or waive any rights that Augment arising at law or from this Agreement.

Section 12.  GENERAL.

(a) This Agreement and the schedules hereto constitute and incorporate the parties' entire agreement with respect to the subject matter, and supersede any and all prior oral and written agreements or understandings. No waiver, alteration, modification, or cancellation of any of the provisions of this Agreement shall be binding unless made in writing and signed by Augment. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect that party's right at a later time to enforce such provision.

(b) Neither Augment nor Avid shall be liable for any delay or failure to take any action required hereunder (except for payment) due to any cause beyond the reasonable control of Augment or Avid, as the case may be, including, but not limited to, unavailability or shortages of labor, materials, or equipment, failure or delays in the delivery of vendors and suppliers, or delays in transportation.

(c) This Agreement, and the transactions to which it relates, will be governed by and construed and enforced in accordance with the law of the Commonwealth of Massachusetts, excluding its choice of law rules to the contrary. Any claims or legal actions by one party against the other shall be commenced and maintained in the Commonwealth of Massachusetts, and both parties hereby submit to the jurisdiction and venue of any such court.

(d) If any provision of this Agreement is held to be unenforceable, the remaining portions of this Agreement shall remain in full force and effect.

(e) Regardless of any disclosure by Avid to Augment of the ultimate destination of any Software, Avid will not directly or indirectly export any Software without first obtaining the appropriate United States export license.

(f) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, and legal representatives. The provisions of this Agreement are not intended to be for the benefit of any creditor of either party.

(g) Avid represents that it had free access to capable legal counsel in the negotiation of this Agreement, and therefore any maxim, rule, or law of interpretation by which contracts are construed against their drafter shall be inapplicable in the interpretation of this Agreement.

(h)  Nothing in this Agreement shall create a partnership for any purpose.

(i) This Agreement may be executed in several counterparts and, as so executed, shall constitute one contract binding on both parties hereto,
     notwithstanding   that  all  of  the  parties  have  not  signed  the  same
     counterpart.

(j) For purposes of interpretation of this Agreement and unless the context otherwise requires, the singular shall include the plural; the masculine gender shall include the feminine and neuter, and vice versa; and the word "or" in non-exclusive.

(k) Notices to Avid shall be addressed to Avid Technology, Inc., One Park West, Tewksbury, MA 01876, Attn: Senior Vice President of Professional Products, with a copy to Attn: General Counsel; notices to Augment shall be addressed to Augment Systems, Inc. 2 Robbins Road Westford, MA 01886-4113, Attn. President. Except as otherwise provided, any and all notices required under this Agreement shall be in writing and effective (i) on the fourth business day after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) on the first business day after being sent by express mail, or commercial overnight delivery service providing a receipt for delivery; (iii) on the date of hand delivery; or (iv) on the date actually received, if sent by any other method.

(l) Except as otherwise expressly provided, no term, condition, obligation or benefit of this Agreement may be assigned or delegated, in whole or in part, by Augment; provided however that Augment may assign its rights to payments arising out of this Agreement.

     In witness whereof, the parties hereto have executed this Agreement under seal as of the day and year first above written.


                                                  Augment Systems, Inc.


                                                  ------------------------------
                                                  By:
                                                  Title:




                                                  Avid TechnologY, Inc.


                                                  ------------------------------
                                                  By:
                                                  Title:

                                   Schedule A

                          SOFTWARE AND SPECIFICATIONS
                          ---------------------------

GEMINI - NT CLIENT SOFTWARE - DESCRIPTION

The Gemini - NT Client Software is designed to operate on computers that utilize the Client or Server versions of the Windows NT 4.0 Operating System, with Service Pac 3, and 1 or 2 Intel Pentium or Digital Equipment Corporation Alpha computer processing units. The Gemini - NT Client Software used in conjunction with the OSR (Open Systems Resources) `wrapper', and a suitable protocol transport mechanism (Fibre channel etc.) to access a remote file server. The server must support the Polybus File Transfer Protocol (including access control). Messages destined for the remote server are converted to a subset of the CIFS protocol, prior to conversion to Polybus format (this is included to support future standards conformance). The code comprises of the following.

AVID FOLDER

         AFXCLIENT FOLDER

         1 Core redirector
         Directory:        NetRedir
         Files:   Access.c,  Access.h,  Attr.c,  Attr.h,  Buffers.c,  Buffers.h,
                          Connect.c, Connect.h, Create.c, Create.h, Ctrl.c, Ctrl.h, Dir.c, Dir.h, E, Entry.c, Entry.h, Enum.c, Enum.h, enumservers.c, enumservers.h, Lookup.c, Lookup.h, Makefile, Misc.c, Misc.h, rdAhead.c, rdAhead.h, Redircmn.h, Sources, Trace.c, Trace.h, Types.h, wrBehind.c, Wrbehind.h

         This module includes the following functionality:

                  Implementation of the OSR wrapper interface Management of the system, volume and file structures as required by the OSR interface. Access control in conjunction with the user mode service Read ahead and write behind buffering to improve sequential access performance Volume mounting functionality Volume and directory enumeration File/directory create/rename/delete File open/read/write/flush/close File attribute management Program execution trace mechanism for debugging

  All output (with the exception of access control) is in a modified CIFS format

         2 CIFS DRIVER
         Directory:        Cifs
         Files:     cifsconnect.c,  cifsconnect.h,  cifscreate.c,  cifscreate.h,
                          Cifsdata.c,    Cifsdata.h,   Cifsfind.c,   Cifsfind.h,
                          Cifsinfo.c, Cifsinfo.h, Cifsmisc.c, Cifsmisc.h, cifstypes.h, Makefile, Sources

         This module converts CIFS calls from the core redirector into Polybus protocol function calls. It maintains a CIFS state machine.

         3 FILE PROTOCOL DRIVER
         Directory:        FsDrv
         Files:   FsApi.c, FsNtStatus.c, Makefile, Sources

         This module marshals incoming file system calls and parameters into Polybus protocol message blocks. Responses from the file server are parsed and converted back into local parameters. Macintosh endian and time format conversions are also performed.

         4 ACCESS PROTOCOL DRIVER

         Directory:        AsDrv
         Files:   AsApi.c, Makefile, Sources

         This module marshals incoming access calls and parameters into Polybus protocol message blocks. Responses from the access server are parsed and converted back into local parameters. Macintosh endian and time format conversions are also performed.


         5 SERVICE
         Directory:        Service
         Files:   Afxsvc.c,  Afxsvc.def,  Afxsvc.h,  Afxsvc,  Afxsvc.rc,  Build,
                        Control.c, Makefile, Resource.h, Service.c, Service.h, Small

         The user mode service provides access control functions. On behalf of the redirector it converts SID's (NT security descriptors) into NT user names. When appropriate it prompts the user for a corresponding password.

         6 NETWORK PROVIDER
         Directory:        NetProvider
         Files:Afxnp.c, Afxnp.h, Afxprov.def,  Afxprov.src,  Makefile, Makefile.
                  inc, npconnect.c, npconnect.h, npenumerate.c, npenumerate.h, Npmisc.c, Npmisc.h, Nptypes.h, Sources

         The user mode network provider provides user mode volume mounting and volume/directory enumeration interfaces. These are implemented by calls to the core redirector code.

         7 COMMON INCLUDE
         Directory:        Include
         Files:   Afxdef.h, AsApi.h, AtApi.h,  BaseTypes.h,  Cifsapi.h,  FsApi.h
                         , FsCommon.h,  Log.h, MsgCommon.h,  traceDef.h

         A number of common include file are provided..


         8 COMMON MESSAGES
         Directory:        MsgCommon
         Files:   Makefile, MsgCommon.c, Sources

         9 AT INTERFACE
         Directory:        AtInterface
         Files:   Atapi.c, Makefile, Sources

                                   Schedule B

                       BILATERAL CONFIDENTIALITY AGREEMENT


         With respect to the Gemini-NT File Client Software License and Distribution Agreement ("License Agreement") by and between Avid Technology, Inc. ("Avid") and Augment Systems, Inc. ("Augment") to which this Schedule B is attached, the parties agree as follows. The party disclosing confidential or proprietary information will be referred to as the "DISCLOSING PARTY" and the party receiving the confidential or proprietary information will be referred to as the "RECEIVING PARTY".

1. The parties intend to license technology pursuant to the License Agreement, and that it may be necessary for the DISCLOSING PARTY to transfer to the RECEIVING PARTY information of a proprietary nature, including, but not limited to processes, trade secrets, copyrights, customer lists, proprietary computer programs (including Source Code) hardware configurations and other business and technical practices and information of a confidential nature ("Proprietary Information"). The Proprietary Information specifically includes the Software, as defined in the License Agreement between Avid and Augment executed as of the date hereof, including all materials, specifications, algorithms, trade secrets, and data related thereto.

2. The RECEIVING PARTY agrees that it will not disclose any Proprietary Information to any other party (other than its employees who are directly participating in work involving the DISCLOSING PARTY's products and who are contractually bound to protect the confidentiality of such Proprietary Information, including Independent Contractors who have executed a Non-Disclosure Agreement provided in Schedule C), and that it will use its best efforts to prevent any such disclosure of Proprietary Information. Avid and Augment hereby agree that any breach of a Non-Disclosure Agreement on the part of any Independent Contractor shall be deemed a breach of Avid's obligations under this paragraph 2.

3. The limitations on disclosure or use of Proprietary Information shall not apply to, and the RECEIVING PARTY shall not be liable for disclosure or use of Proprietary Information with respect to which the RECEIVING PARTY proves using tangible evidence that any of the following conditions exist: (a) If, prior to the receipt thereof from the DISCLOSING PARTY, it has been developed independently by the RECEIVING PARTY, or was lawfully known to the RECEIVING PARTY. (b) If, subsequent to the receipt thereof (i) it is published by the DISCLOSING PARTY or is disclosed by the DISCLOSING PARTY to others, without restriction, or (ii) it has been lawfully obtained by the RECEIVING PARTY from other sources, provided such other source did not receive it due to a breach of Schedule B, Schedule C, or the License Agreement, or
         (iii) it otherwise comes within the public knowledge or becomes generally known to the public.

4. Except as otherwise expressly provided, in the License Agreement all Proprietary Information shall be and remain the property of the DISCLOSING PARTY, and all embodiments and copies thereof, upon the written request of the DISCLOSING PARTY, shall be promptly returned to the DISCLOSING PARTY or destroyed (in which case the RECEIVING PARTY shall certify to the DISCLOSING PARTY as to its destruction), at the DISCLOSING PARTY's option.

5. The RECEIVING PARTY acknowledges that the DISCLOSING PARTY's products and technical data must be licensed for export under the regulations of the United States Department of Commerce. Regardless of any disclosure made by the RECEIVING PARTY to the DISCLOSING PARTY or its distributors, resellers, VARs, and OEMs (as set forth in the License Agreement) of an ultimate destination of the products, the RECEIVING PARTY will not export or re-export, either directly or indirectly, any products or systems incorporating such product without first obtaining all required licenses from the United States Government.

7. The RECEIVING PARTY acknowledges and agrees that the restrictions contained in this Schedule B are necessary for the protection of the business and property of the DISCLOSING PARTY, and considers them to be reasonable for such purpose. The RECEIVING PARTY agrees that any breach of this Agreement may cause the DISCLOSING PARTY substantial and irreparable damage and therefore, in the event of any such breach, the RECEIVING PARTY agrees that the DISCLOSING PARTY shall be entitled to specific performance and other injunctive relief, in addition to such other remedies as may be afforded by applicable law, without being required to post a bond.

                                   Schedule C
                Non-Disclosure Agreement (Independent Contractor)

================================================================================

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

================================================================================



TO :        Avid Technology, Inc.
            Metropolitan Technology Park
            1 Park West
            Tewksbury, MA 01824                                        As of

The undersigned, in consideration of and as a condition of my consulting arrangement by you and/or by companies which you own, or are affiliated with or their successors in business (collectively the "Company"), hereby agrees as follows:

1.           CONFIDENTIALITY

             I agree to keep confidential, except as the Company may otherwise consent in writing not to disclose or make any use of at any time either during or subsequent to my consulting arrangement any Inventions (as hereinafter defined), trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my consulting relationship except as herein provided. I further agree not to deliver, reproduce, or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

2.           CONFLICTING EMPLOYMENT; RETURN OF CONFIDENTIAL MATERIAL

             I agree that during my consulting arrangement with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event my consulting arrangement with the Company terminates for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of which I may obtain or produce during the course of my consulting arrangement, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my consulting arrangement.

3.            ASSIGNMENT OF INVENTIONS

        3.1 I hereby acknowledge and agree that the Company is the owner of all Inventions. In order to protect the Company's rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions to the Company.

        3.2 For the purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by and any task assigned to me or any work performed by me for or on behalf of the Company.
        3.3 Any discovery, process, design, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provide such Personal Invention:

              a) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and

              b) does not result, directly or indirectly, from any work performed by me for the Company.


4.            DISCLOSURE OF INVENTIONS

                I agree that in connection with any Invention, I will promptly disclose such Invention to my immediate superior at the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.

5.          PATENTS AND COPYRIGHTS; EXECUTION OF DOCUMENTS

        5.1 Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my consulting arrangement in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patents and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

        5.2 In connection with this Agreement, I agree to execute, acknowledge and delivery to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

6.              MAINTENANCE OF RECORDS

                I agree to keep and maintain adequate and current written records of all Inventions made by me (in the form of notes, sketches, drawings and other records as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

7.              PRIOR INVENTIONS

                It is understood that all Personal Inventions, if any, whether patented or unpatented, which I made prior to my employment by the Company, are excluded from this Agreement.

8.              OTHER OBLIGATIONS

                I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.

9.              TRADE SECRETS OF OTHERS

                I represent that my performance of all the terms of this Agreement and as a consultant of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in confidence or in trust prior to my consulting arrangement with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

10.             MODIFICATION

                I agree that any subsequent change or changes in my consulting duties, salary, or compensation or, if applicable, in any Consulting Agreement between the Company and me, shall not affect the validity or scope of this Agreement.

11.             SUCCESSORS AND ASSIGNS

                This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.

12.             INTERPRETATION

                It is the intent of the parties that in case any one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
                Moreover, it is the intent of the parties that in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it, so as to be enforceable to the maximum extent compatible with applicable law.

13.             WAIVERS

                If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any provision of this Agreement.

14.             COMPLETE AGREEMENT; AMENDMENTS

                I acknowledge receipt of this Agreement, and agree that with respect to the subject matter thereof it is my entire Agreement with the Company, superseding any previous oral or written communications, discussions, representations, understandings, or agreements with the Company or any officer or representative thereof.
                Any amendment of this agreement or waiver by either party of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, and, in the case of the Company, upon written authorization of the Company's Board of Directors.

15.             HEADINGS

                The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

16.             COUNTERPARTS

                This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

17.             GOVERNING LAW

                This   Agreement   shall  be  governed   and   construed   under
        Massachusetts law.



Accepted and Agreed:


CONSULTANT                                   AVID TECHNOLOGY, INC.


_______________________________              ___________________________________
Name                                         Employment Manager
                                             Avid Technology, Inc.


_______________________________              ___________________________________
Date                                         Date


Social Security Number




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


                                   Schedule D

                              DESIGNATED LOCATIONS





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